UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2026

Core Scientific, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40046	86-1243837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

838 Walker Road, Suite 21-2105 Dover, Delaware	19904
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 402-5233

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	CORZ	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $6.81 per share	CORZW	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $0.01 per share	CORZZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 29, 2026, the Company announced the appointment of Mark W. Adams, as a member of the Board of Directors, effective immediately. Mr. Adams, age 62, was President, Chief Executive Officer and a member of the Board of Penguin Solutions, Inc., a leading provider of memory and AI infrastructure, from August 2020 to January 30, 2026. From February 2017 until March 2019, Mr. Adams was Chief Executive Officer of Lumileds, Inc., a global leader in led lighting and OEM lighting solutions. Prior to that, Mr. Adams served as President of Micron Technology (“Micron”) from 2012 to 2016 and in various other leadership roles in Micron from 2006 to February 2012. Mr. Adams has over 25 years of experience in the technology sector, including semiconductors and memory solutions. Mr. Adams is a member of the Board of Seagate Technology Holdings Public Limited Company and Cadence Design Systems, Inc.

The Board after review of all relevant facts and circumstances has determined that Mr. Adams is “independent” pursuant to the independence requirements of the Sarbanes-Oxley Act of 2002, as amended, and the applicable listing standards of the Nasdaq Stock Market, LLC.

Mr. Adams will receive cash and equity compensation for Board service commensurate with the Company’s other non-employee directors.

The selection of Mr. Adams to serve as a member of the Board was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Adams and any director or executive officer of the Company, and Mr. Adams has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 7.01    Regulation FD Disclosure.
On July 29, 2026, the Company issued a press release announcing the appointment of Mark W. Adams to the Company’s Board of Directors described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.
Item 9.01    Financial Statement and Exhibits
(d) Exhibits:

Exhibit No.	Description

99.1	Press Release, dated July 29, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Scientific, Inc.

Dated: July 29, 2026

	By:	/s/ Todd M. DuChene
	Name:	Todd M. DuChene
	Title:	Chief Legal Officer and Chief Administrative Officer